MUTUAL FUND GROUP
                           CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST

     The undersigned, being the Assistant Secretary of Mutual Fund Group (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts pursuant to a Declaration of Trust dated May 11, 1987, as amended and restated as of August 18, 1987 (the "Declaration"), does hereby certify that in accordance with the provisions of the second sentence of Section 9.3(a), a majority of the Trustees of the Trust, by vote duly adopted by a majority of the Trustees on April 29, 1998, amended the Declaration as follows:

     1. Appendix I is amended in its entirety to read as attached hereto.

     IN WITNESS WHEREOF, the undersigned has executed this certificate this 5th day of June, 1998.



                                                        /s/ Vicky Hayes
                                                        -------------------
                                                            Vicky Hayes
                                                        Assistant Secretary
                                                        Mutual Fund Group


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                                                                      Appendix I

                                MUTUAL FUND GROUP


                       Designation of Series of Shares of
                Beneficial Interest (par value $0.001 per share)


     Pursuant to Section 6.9 of the Declaration of Trust, dated May 11, 1987, as amended and restated August 18, 1987 (the "Declaration of Trust"), of the Mutual Fund Group (the "Trust"), the Trustees of the Trust hereby designate series of Shares (as defined in the Declaration of Trust), such series to have the following special and relative rights:

     1. The series shall be respectively designated as follows:

        Balanced Fund
        Bond Fund
        Capital Growth Fund
        Equity Income Fund
        European Fund
        Focus Fund
        Growth and Income Fund
        International Equity Fund
        Japan Fund
        Large Cap Equity Fund
        Latin American Equity Fund
        Small Cap Opportunities Fund
        Select Growth and Income Fund
        Short-Term Bond Fund
        Small Cap Equity Fund
        Southeast Asian Fund
        U.S. Government Securities Fund
        U.S. Treasury Income Fund

     When Shares of any of the above series are made available to customers of an entity with which the Trust has entered into a shareholder servicing or similar agreement, such series may be referred to by the designation set forth above with an identifying prefix to denote the services being offered by that entity to its customers who own Shares of that series.

     2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such series. Each Share of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its


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pro rata share of the net assets of such series upon liquidation of the series, all as provided in Section 6.9 of the Declaration of Trust.

     3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to such series as provided in, Rule 18f-3, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

     4. The assets and liabilities of the Trust shall be allocated among these series as set forth in Section 6.9 of the Declaration of Trust.

     5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such series.